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Exhibit 11.1

Maxim Pharmaceuticals, Inc.

Statement Regarding Computation of Loss Per Share

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

                                            Year Ended September 30
                                ---------------------------------------------------------------------------------
                                                       1996
                                ---------------------------------------------------------------------------------
                                   Prior to
                                   Effective      Subsequent            Total
                                   Date of IPO      to IPO            For Year          1995           1994
                                   -----------   ---------           ---------          ----           ----
                                    (10/1/95 -   (7/11/96 -
                                     7/10/96)     9/30/96)
Weighted average shares
    outstanding excluding common
    shares issued in accordance
    with SAB 83                      438,229       6,671,437                            438,229         189,764

Number of common shares
    issued and stock options and
    warrants granted in
    accordance with SAB 83         2,668,374                                          2,668,374       2,668,374

Convertible preferred stock          102,866                                            102,866         102,866
                                 -----------------------------------------------    -----------------------------

Total shares outstanding           3,209,469      6,671,437        4,074,961          3,209,469       2,961,004
                                 -----------------------------------------------    -----------------------------
                                 -----------------------------------------------    -----------------------------

Net income (loss)                ($2,378,298)    $1,544,810        ($833,488)       ($2,790,122)    ($2,432,623)
                                 -----------------------------------------------    -----------------------------
                                 -----------------------------------------------    -----------------------------

Net loss per share                                                    ($0.20)            ($0.87)         ($0.82)
                                                                  --------------    -----------------------------
                                                                  --------------    -----------------------------
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